UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

FIRST FOUNDATION INC.

Exact name of registrant as specified in its charter)

Delaware	001-36461
(State or other jurisdiction of incorporation)	(Commission File Number)

18101 Von Karman Avenue, Suite 700 Irvine, CA 92612
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 202-4160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2016, First Foundation Inc. (the “Company”) and First Foundation Bank (“FFB”) entered into a Third Amendment to Employment Agreement with Scott F. Kavanaugh; the Company, First Foundation Advisors (“FFA”) and FFB entered into a Third Amendment to Employment Agreement with John M. Michel; FFA entered into a Third Amendment to Employment Agreement with John A. Hakopian; and the Company and FFA entered into a Third Amendment to Employment Agreement with Ulrich E. Keller, Jr. (each, the “Third Amendment”).   Each Third Amendment amends an Employment Agreement, dated December 31, 2009, as amended (the “Employment Agreement”). Each Third Amendment extends the term of such person’s employment until December 31, 2018. No other material changes were made to the current terms of each person’s Employment Agreement.

A copy of the Third Amendment with each of Scott F. Kavanaugh, John M. Michel, John A. Hakopian and Ulrich E. Keller, Jr. is attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, and is incorporated herein by this reference. The foregoing description is qualified in its entirety by reference to such agreements.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Third Amendment to Employment Agreement, dated January 26, 2016, by and between the Company, FFB and Scott F. Kavanaugh.

10.2	Third Amendment to Employment Agreement, dated January 26, 2016, by and between the Company, FFA, FFB and John M. Michel.

10.3	Third Amendment to Employment Agreement, dated January 26, 2016, by and between FFA and John A. Hakopian.

10.4	Third Amendment to Employment Agreement, dated January 26, 2016, by and between the Company, FFA and Ulrich E. Keller, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: February 1, 2016	By:	/s/ JOHN MICHEL
John M. Michel Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Third Amendment to Employment Agreement, dated January 26, 2016, by and between the Company, FFB and Scott F. Kavanaugh.

10.2	Third Amendment to Employment Agreement, dated January 26, 2016, by and between the Company, FFA, FFB and John M. Michel.

10.3	Third Amendment to Employment Agreement, dated January 26, 2016, by and between FFA and John A. Hakopian.

10.4	Third Amendment to Employment Agreement, dated January 26, 2016, by and between the Company, FFA and Ulrich E. Keller, Jr.